UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 10, 2007 ballistic recovery systems, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road

South St. Paul, Minnesota 55401

(Address of principal executive offices)(Zip Code)

(651) 457-7491

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 10, 2007, Ballistic Recovery Systems, Inc. (the “Company”) accepted subscription agreements from 11 accredited investors for the sale of 194,400 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase 48,600 shares of Common Stock.  The Warrants have a five-year term and an exercise price of $2.00 per share.  The Company received gross proceeds from the sale of Common Stock and Warrants of $264,384 less commissions in the aggregate amount of $18,507 to The Oak Ridge Financial Services Group, Inc. (“Oak Ridge”), a placement agent assisting in the placement.  Additionally, the Company will be required to issue warrants to purchase an aggregate of 17,010 shares of Common Stock at an exercise price of $2.00 per share to Oak Ridge and its designated subagents.

The disclosure set forth under Item 3.02 provides additional detail as to the transactions disclosed above, and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

As referenced above under Item 1.01, on January 10, 2007, Ballistic Recovery Systems, Inc. (the “Company”) accepted subscription agreements from 11 accredited investors for the sale of 194,400 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase 48,600 shares of Common Stock.  The Warrants have a five-year term and an exercise price of $2.00 per share.  The Company received gross proceeds from the sale of Common Stock and Warrants of $264,384 less commissions in the aggregate amount of $18,507 to The Oak Ridge Financial Services Group, Inc. (“Oak Ridge”), a placement agent assisting in the placement.  Additionally, the Company will be required to issue warrants to purchase an aggregate of 17,010 shares of Common Stock at an exercise price of $2.00 per share to Oak Ridge and its designated subagents.

The securities issued by the Company on January 10, 2007 constituted the third and final closing of the Company’s private placement offering of 508,710 units, at a price per unit of $5.44.  The prior closings were completed on October 25, 2006 and November 22, 2006.  Each unit consisted of four shares of Common Stock and one Warrant to purchase an additional share of Common Stock at an exercise price of $2.00 per share.  Accordingly, the Company issued an aggregate of 2,034,840 shares of Common Stock and Warrants to purchase an aggregate of 508,710 shares of Common Stock in the offering.  The Company received total gross proceeds of $2,767,382, less commissions paid to Oak Ridge in the offering of approximately $193,717.  The Company further issued to Oak Ridge and its designated subagents warrants to purchase an aggregate of 178,048 shares of Common Stock at an exercise price of $2.00 per share (the “Agents’ Warrants”).  The Company has agreed to register the resale of the Common Stock and the Common Stock issuable upon exercise of the Warrants and Agent’s Warrant in the offering.

For the issuances made pursuant to the offering, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder.  The Company relied on this exemption and/or the safe harbor rule thereunder based on the fact that (i) all of the investors, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and (ii) the Company has obtained subscription agreements from the investors indicating that they were accredited investors and purchasing for investment only.  The securities sold in these issuances were not registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company disclosed the completion of the prior closings in the offering, completed on October 25, 2006 and November 22, 2006, in Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 31, 2006 and November 29, 2006, respectively.  A copy of the form of Warrant and form of Agent Warrant are attached hereto as Exhibits 4.1 and 4.2 hereto, and are hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

4.1	Form of Warrant issued to investors in private placement offering
4.2	Form of Agent’s Warrant issued to placement agent in private placement offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC REVOERY SYSTEMS, INC.

Date: January 18, 2007	By:	/s/ Don Hedquist
Don Hedquist , Chief Financial Officer

EXHIBIT INDEX

4.1	Form of Warrant issued to investors in private placement offering

4.2	Form of Agent’s Warrant issued to placement agent in private placement offering